Exhibit 10.10

House Lease Agreement

Party A (Lessor): Wuxi Luoyang Town Society Wan Jie Construction Machinery Management Office

Party B (Lessee): Wuxi Mingteng Mold Technology Co. Ltd

● Party B: In accordance with relevant regulations, Party A and Party B have reached an agreement on the principles of equality, voluntariness, fairness, and mutual respect for applicable laws. Both parties have agreed as follows:

1. Party A agrees to lease the property located at No. 37, Luoyang North Road to Party B for use. The building area of the leased property is 950 square meters, and it is designated for industrial purposes. Party B has thoroughly understood the property that Party A intends to lease and is willing to lease it as is.

2. Both Party A and Party B agree that the annual rent for the property is RMB 288,352 (In words: Two Hundred Eighty-Eight Thousand Three Hundred Fifty-Two Yuan, inclusive of taxes). The lease term is from September 1, 2024, to August 31, 2025. Rent is calculated annually and must be paid via bank transfer to Party A’s designated account.

3. Party A guarantees that the leased property is in good condition and suitable for use. If Party A’s behavior, such as legal disputes or other rights-related matters, affects Party B’s lawful use of the property, Party A shall resolve the issue and bear the relevant costs. Should Party B suffer economic losses as a result, Party A shall provide compensation. Party B guarantees that during the lease term, without prior written consent from Party A and approval from relevant authorities (if required), it will not unilaterally change the use or purpose of the leased property.

4. Party A’s Responsibilities During the Lease Term

(1) Ensure that Party B can use the property normally.

(2) Party A is responsible for conducting regular inspections of the property and its associated facilities, as well as bearing the costs of normal property maintenance. If Party A delays maintenance, causing Party B or a third party to incur losses, Party A shall bear the corresponding compensation.

(3) Notify Party B at least one month in advance in the event of property sale or other relevant changes.

5. During the Lease Term, Party B Guarantees and Undertakes the Following Responsibilities:

(1) If Party B modifies or renovates the property or adds equipment, it must obtain written consent from Party A in advance. All expenses shall be borne by Party B.

(2) If Party B allows a third party to use or sublease the property, it must obtain Party A’s approval.

(3) If the property or its equipment is damaged due to improper use by Party B or others, Party B shall bear the costs of repair and compensation.

(4) Party B shall cooperate with Party A’s inspections and maintenance of the property.

(5) Upon the expiration of the lease term, Party B shall return the property to Party A. If Party B intends to renew the lease, it must notify Party A at least one month in advance, and both parties shall negotiate the terms.

6. If either party fails to comply with the terms of this contract or violates relevant national or local real estate regulations, the other party has the right to terminate the contract. The breaching party shall bear any losses caused by the breach. If Party B is the breaching party, it shall pay Party A a penalty equivalent to 10% of the annual rent.

7. Neither party shall bear responsibility for damage to the leased property or its equipment caused by force majeure.

8. If disputes arise during the performance of this contract, Party A and Party B shall attempt to resolve them through negotiation. If negotiation fails, either party may submit the dispute to the local real estate mediation committee for resolution or file a lawsuit with the competent People’s Court.

9. For matters not covered in this contract, Party A and Party B may reach supplementary agreements, which, upon being signed by both parties, shall hold the same legal effect as this contract.

10. This contract is made in duplicate, with Party A and Party B each holding one copy, both of which have equal legal effect.

Signed and Sealed by:

Party A: Wuxi Luoyang Town Society Wan Jie Construction Machinery

Management Office

Legal Representative:

Party B: Wuxi Mingteng Mold Technology Co. Ltd

Legal Representative: